Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-141830 on Form S-3 and Nos. 333-161426 and 333-167342 on Form S-8 of Conmed Healthcare Management, Inc. of our report dated March 24, 2011, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Conmed Healthcare Management, Inc. for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Des Moines, Iowa
March 24, 2011